SECURED PROMISSORY NOTE

$1,856,713                                                     November 30, 1998

                  FOR VALUE RECEIVED, Michael M. Sachs, an individual ("Payor"), hereby promises to pay to the order of Commercial Assets, Inc., a Maryland corporation ("Payee"), the principal sum of One Million Eight Hundred Fifty Six Thousand Seven Hundred Thirteen Dollars ($1,856,713), together with interest accruing from the date hereof on the unpaid principal balance hereunder at a rate of interest per annum equal to (a) 8% from the date of this Note through May 31, 1999; (b) 9% during the period from June 1, 1999 through November 30, 1999; (c) 10% during the period from December 1, 1999 through May 31, 2000; (d) 11% during the period from June 1, 2000 through November 30, 2000; and (e) 12% during the period from December 1, 2000 until the principal is paid in full. Principal and interest shall be payable in installments as set forth on Schedule A hereto. Payments shall first be applied to accrued and unpaid interest and thereafter to principal until the principal and interest due hereunder have been paid in full; provided, however, that all principal and interest due hereunder shall be paid in full not later than August 31, 2000.

                  This Note may be prepaid in whole or in part at any time or from time to time at the option of Payor without any penalty whatsoever. All prepayments shall be first applied to accrued interest on the date of such prepayment. The amount of any prepayment in excess of the accrued interest on the date of such prepayment shall be applied to reduce the principal balance due hereunder.

                  The principal amount of this Note and all accrued and unpaid interest thereon and each installment thereof shall be due and payable as provided above and in Schedule A, without presentment, demand, protest or further notice (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which Payor hereby expressly waives. Any payment otherwise due hereunder on a day that is not a business day shall be due and payable on the next succeeding business day. For purposes of this Note, "business day" means any day on which banks in Colorado are open for business.

                  If any Event of Default occurs hereunder, then Payee may, by written notice to Payor, declare the entire principal of and all unpaid and accrued interest on this Note to be, and this Note shall upon receipt of that notice become immediately and automatically due and payable in full, without presentment, demand, protest or further notice (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which Payor hereby expressly waives; except that this Note will immediately become due and payable in full upon the occurrence of an Event of Default as described in clauses (iii)-(vi) below without the need for any notice of default from Payee to Payor. For purposes hereof, an "Event of Default" shall be deemed to occur if
(i) Payor fails to make any scheduled payment of principal or interest on the date that payment is due hereunder and fails to cure that default within five business days; (ii) Westrec Marina Management Inc. ("Westrec") fails to make any payment, or to perform any obligation, when due under that certain Put and Call Agreement, dated as of the date hereof, between Westrec, Payee, and Michael M. Sachs, an individual; (iii) either Payor or Westrec makes an assignment for the benefit of creditors; (iv) an order for relief with respect to either Payor or Westrec is entered under the United States Bankruptcy Code; (v) Payor or Westrec commences any proceedings relating to Payor or Westrec under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; (vi) any such proceeding is commenced against Payor or Westrec and either (A) Payor or Westrec (as the case may be) by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) the proceeding is not dismissed within 90 days, (vii) Westrec Financial, Inc. ("Westrec Financial") makes any distribution to its stockholders which is out of the ordinary course of its business, except to the extent of distributions of up to two times the aggregate amount of the principal payments theretofore made under this Note, (viii) Westrec Financial incurs any additional indebtedness, other than indebtedness incurred in the ordinary course of its business, or (ix) Westrec Financial sells, transfers or otherwise conveys a material amount of its assets for consideration which is less than the fair market value of such assets (or a subsidiary of Westrec Financial sells an amount of its assets which is material to Westrec Financial for consideration which is less than the fair market value of such assets),

                  If Payor fails to pay any amount due under this Note when due, Payor promises and agrees to pay, on demand, all costs of collection including, without limitation, all attorneys' fees and expenses incurred by Payee.

                  This Note is secured pursuant to a Stock Pledge Agreement dated on or about the date hereof between Payor and Payee.

                  Payor  agrees  to  pay  all  costs  and  expenses,   including
reasonable attorneys' fees, incurred by Payee upon the failure by Payor to make any payment when due.

                  Nothing contained in this Note or in any agreements between Payor and Payee shall be deemed to require the payment by Payor of interest on the indebtedness evidenced by this Note in excess of the amount which Payee may lawfully contract to charge under applicable usury and other laws (the "Maximum Legal Rate"). This Note is expressly limited so that in no contingency or event shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of money to be loaned hereunder exceed the Maximum Legal Rate. If, under any circumstance whatsoever, the fulfillment of any obligation under this Note shall involve exceeding the Maximum Legal Rate, then the obligation to be fulfilled by Payor shall be reduced the minimum amount required so that such obligation shall not exceed the Maximum Legal Rate. This paragraph shall control every other provision of this Note and all other agreements between Payor and Payee deemed to pertain to this Note.

                  No failure to exercise and no delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or any right, power or privilege hereunder preclude any other right, power or privilege.

                  This Note is non-negotiable and shall inure only to the benefit of Payee, any successor entity of Payee, and any corporation, trust or other entity controlled by Payee to which this Note is transferred or assigned.

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

                  This Note has been executed and delivered in the State of California and shall be governed by and construed in accordance with the laws thereof, without giving effect to conflicts of laws provisions.



                                              /s/ Michael M. Sachs
                                              -------------------------------
                                              Michael M. Sachs


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


                                   Schedule A

                              Payments of Principal



     Payment           Interest                            Interest           Principal
       Date              Rate            Payment             Paid                Paid                Balance
       ----              ----            -------             ----                ----                -------
                                                                                                 $1,856,713.00

Dec. 31, 1998            8.00%          $26,563.00         $12,378.00          $14,185.00         1,842,528.00

Jan. 31, 1999            8.00%           26,564.00          12,284.00           14,280.00         1,828,248.00

Feb. 28, 1999            8.00%           26,563.00          12,188.00           14,375.00         1,813,872.00

Mar. 31, 1999            8.00%           26,563.00          12,092.00           14,471.00         1,799,401.00

Apr. 30, 1999            8.00%           26,564.00          11,996.00           14,568.00         1,784,834.00

May 31, 1999             8.00%           26,564.00          11,899.00           14,663.00         1,770,169.00

June 30, 1999            9.00%          104,884.00          13,276.00           91,608.00         1,678,561.00

July 31, 1999            9.00%          104,321.00          12,589.00           91,732.00         1,586,829.00

Aug. 31, 1999            9.00%          103,759.00          11,901.00           91,858.00         1,494,971.00

Sept. 30, 1999           9.00%          103,196.00          11,212.00           91,984.00         1,402,987.00

Oct. 31, 1999            9.00%          102,634.00          10,522.00           92,112.00         1,310,876.00

Nov. 30, 1999            9.00%          102,072.00           9,832.00           92,240.00         1,218,636.00

Dec 31, 1999            10.00%          149,454.00          10,155.00          139,299.00         1,079,336.00

Jan.  31, 1999          10.00%          148,454.00           8,994.00          139,460.00           939,877.00

Feb. 28, 2000           10.00%          147,454.00           7,832.00          139,622.00           800,254.00

Mar. 31, 2000           10.00%          146,455.00           6,669.00          139,786.00           660,469.00

Apr. 30, 2000           10.00%          145,455.00           5,504.00          139,951.00           520,518.00

May 31, 2000            10.00%          144,455.00           4,338.00          140,117.00           380,401.00

June 30, 2000           11.00%          145,800.00           3,487.00          142,313.00           238,089.00

July 31, 2000           11.00%          144,699.00           2,182.00          142,517.00            95,571.00

Aug. 31, 2000           11.00%           96,447.00             876.00           95,571.00                 0.00
                                      ------------        -----------        ------------        -------------

TOTAL                                $2,048,920.00        $192,206.00       $1,856,714.00                $0.00






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